PRESS RELEASE

FOR:      STRATASYS, INC.


CONTACT:  Shane Glenn, Director of Investor Relations
          (952) 294-3416, sglenn@stratasys.com

       STRATASYS REPORTS RECORD QUARTER AND FISCAL YEAR FINANCIAL RESULTS

                    Company Reaffirms 2006 Financial Guidance

                                    - - - - -

MINNEAPOLIS, February 15, 2006 - Stratasys, Inc. (Nasdaq: SSYS) today announced record quarter and fiscal year financial results.

      Revenues rose 21% to $23.5 million for the fourth quarter ended December 31, 2005 over the $19.4 million recorded in the same quarter of the previous year. Net income increased by 37% to $3.1 million, or $0.30 per share, for the fourth quarter compared with net income of $2.3 million, or $0.21 per share, for the same quarter of the previous year. Total system shipments increased 32% to 363 units during the fourth quarter of 2005 compared with 275 units for the same period in 2004.

      The fourth quarter produced record quarterly revenue for high-end systems, consumables, paid parts, and maintenance contracts. In addition, the company's 3D printer business expanded significantly during the period, which contributed to a record number of total system shipments for the quarter.

      Revenues rose 18% to $82.8 million for the twelve months ended December 31, 2005 over the $70.3 million recorded for the same period of the previous year. Net income grew 16% to $10.6 million, or $0.99 per share, for the twelve-month period, compared with net income of $9.1 million, or $0.85 per share, for the same period in 2004. Total system shipments were 1,297 units for the twelve-month period, compared with 1,094 units for the same period in 2004.

      Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2006:

      o Reaffirm revenue guidance of $98 million to $102 million or growth of 18% to 23% over fiscal 2005.
      o Reaffirm earnings guidance of $1.15 to $1.25 per share on a non-GAAP basis, which excludes the impact of stock-based compensation required under FASB 123.
      o Estimated impact of stock-based compensation expense required under FASB 123 is $1.65 million pretax; or $0.10 per share in net income for the year.
      o GAAP earnings guidance of $1.05 to $1.15 per share, which assumes the recognition of the estimated expense associated with FASB 123 stock-based compensation.

      "We are pleased with the fourth quarter results which generated record revenue performances across multiple business groups. We recognized improvements within our high-end system business, as the market environment improved over third-quarter levels. In addition, our strategy to expand the sales of 3D printers into a universe of 5 million three-dimensional CAD workstations continues to succeed. We believe this success is evidenced in the 33% system unit growth we generated during the quarter," said Scott Crump, chairman and chief executive officer of Stratasys.

      "Highlighting some of our current initiatives, we recently introduced a new configuration of the company's T-Class line of rapid prototyping systems. The new Vantage X offers our customers more material options than were previously available with the comparably priced Vantage i. The Vantage X has integrated a new ABSi material, previously only available on our FDM Maxum system. ABSi brings yet another unique material offering in the ABS product line, allowing customers more opportunity to align their needs to their desired performance requirements with true industrial thermoplastics.

      "We believe the price reductions we recently implemented for our Dimension 3D printers are strengthening our leadership position within the 3D printer category. Moreover, we were encouraged with the recent analysis conducted by T.A. Grimm & Associates, a leading independent consulting firm covering the rapid prototyping market, which ranked the Dimension SST 3D printer number one in dimensional accuracy when compared to other leading 3D printers. We continue to observe an under-penetrated market for 3D printers among users of three-dimensional CAD software. We believe this opportunity presents an addressable market of 500,000 3D printers worldwide. Our goal is to take advantage of that opportunity with a range of systems that focus on functionality, in addition to affordability.

      "We have expanded the Eden product line in North America to include the distribution of two new systems, the 500 and 350. The new products broaden our PolyJet offerings with a wider range of prices and system capabilities. We believe the Eden's PolyJet technology is successfully complementing our high-end systems, the T-Class and Maxum lines, which produce parts with production-grade thermoplastics. The Eden PolyJet systems produce parts with unique photo-polymers that are ideal for certain niche applications. This best of both worlds strategy allow us to address a wide range of customer applications.

      "Following the Times Square launch of RedEyeRPM.com in October, which allows for the instant quoting and ordering of parts over the Web, revenue within our paid parts business nearly doubled in the fourth quarter. In an effort to maintain our positive momentum within the paid parts business, we continue to invest in infrastructure automation, as well as sales support resources. In addition, we recently made available parts constructed with the Eden PolyJet technology. The PolyJet systems target applications currently addressed with our competitor's stereolithography platforms.

      "We recently announced a distribution agreement with Arcam in Sweden, for Stratasys to be the exclusive North American distributor of Arcam's metal-based rapid manufacturing and prototyping systems. Following extensive evaluation of the Arcam technology, we concluded that its proprietary electron-beam melting
(EBM) process could produce parts that were superior to competitive processes, with properties that emulate conventionally manufactured metal parts. This agreement strategically expands Stratasys into metal offerings for rapid prototyping and rapid manufacturing, and allows the company to target a new user base that is focused primarily on the rapid manufacturing of end-use parts.

      "In addition to the Arcam agreement, we are developing new opportunities in rapid manufacturing applications, including our $3.6 million, 3-year initiative with a Fortune 100 global manufacturing company. The initiative's goal is to expand our core Fused-Deposition-Modeling (FDM) technology to allow for the manufacture of end-use parts. We are pleased to report that we are making progress with that initiative, and certain R&D objectives have been recently achieved. We are excited about this initiative, given our general belief that in the future, rapid manufacturing applications will exceed the current demand for rapid prototyping.

      "Although fiscal 2005 provided challenges, our near-term performance has improved and we are excited about our prospects heading into fiscal 2006 and beyond. We are accelerating the introduction of new products and services, and striving to provide our customers with innovative solutions for the development and manufacture of new products. We believe these new offerings, combined with our price leadership in 3D printing, will contribute to strong growth over the next several years," Crump concluded.

      The company will hold a conference call to discuss these results on February 15, 2006 at 8:30 a.m. EDT. To access the call, dial 800-967-7134 (or 719-457-2625 internationally). The conference I.D. is "Stratasys." A recording of the call will be available for two weeks after the call. To access the recording, dial 888-203-1112 (or 719-457-0820 internationally).

      A live webcast will be available through the Investor Relations section of the Stratasys Web site (www.stratasys.com). A replay of the webcast will be made available on the Stratasys Web site for 90 days.

About Stratasys Inc.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers; and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2005, Stratasys supplied 36 percent of all systems installed worldwide in 2004, making it the unit market leader. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models directly from any 3D CAD program using ABS plastic, polycarbonate, and PPSF. The company holds 175 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company's systems are also used for rapid manufacturing and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, non-GAAP financial guidance has been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company's operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under FASB 123.

Forward Looking Statement

All statements herein that are not historical facts or that include such words as "expects", "anticipates", "projects", "estimates" or "believes" or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service claim is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension BSTTM, Dimension SSTTM, Prodigy Plus, FDM MaxumTM, FDM VantageTM, and TitanTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as PC-ABS and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Eden polyjet line and the Arcam product line; the success of our recent R&D initiative to expand the rapid manufacturing capabilities of our core FDM technology; the success of our RedEye RPM and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2004 and the quarterly reports on Form 10-Q filed throughout 2005.

This release is also available on the Stratasys Web site at www.Stratasys.com. STRATASYS, INC.

CONSOLIDATED BALANCE SHEETS

======================================================================================================
                                                                         December 31,     December 31,
                                                                            2005             2004
                                                                        -------------    -------------
ASSETS
Current assets
    Cash and cash equivalents                                           $  10,105,199    $  17,729,845
    Short-term investments                                                 20,000,000       38,120,000
    Accounts receivable, less allowance for returns and
       doubtful accounts of $1,584,149 in 2005 and $1,731,830 in 2004      20,019,177       14,951,350
    Inventories                                                            10,887,198        7,520,422
    Net Investment in sales-type leases                                     2,036,386        1,324,499
    Prepaid expenses                                                        2,289,173        1,756,494
    Deferred income taxes                                                     597,000          455,000
                                                                        -------------    -------------
        Total current assets                                               65,934,133       81,857,610
                                                                        -------------    -------------


Property and equipment, net                                                17,294,575       10,043,657
                                                                        -------------    -------------

Other assets
    Intangible assets, net                                                  4,380,193        2,551,581
    Net investment in sales-type leases                                     3,143,157        2,693,830
    Deferred income taxes                                                     392,000          354,000
    Long-term investments                                                  11,297,550          720,000
    Other                                                                   2,237,985          978,339
                                                                        -------------    -------------
                                                                           21,450,885        7,297,750
                                                                        -------------    -------------

Total assets                                                            $ 104,679,593    $  99,199,017
                                                                        =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable and other current liabilities                          9,545,265        6,643,620
    Unearned maintenance revenue                                            8,865,253        7,668,362
                                                                        -------------    -------------
        Total current liabilities                                          18,410,518       14,311,982
                                                                        -------------    -------------

Stockholders' equity
  Common stock, $.01 par value, authorized 15,000,000
shares;  issued 12,287,196 shares in 2005 and
    12,211,835 shares in 2004                                                 122,872          122,118
   Capital in excess of par value                                          72,465,952       71,762,100
   Retained earnings                                                       30,795,945       20,193,048
   Accumulated other comprehensive loss                                      (324,599)           5,910
   Less cost of treasury stock, 2,171,529 and 1,770,026
     shares in 2005 and 2004, respectively                                (16,791,095)      (7,196,141)
                                                                        -------------    -------------
        Total stockholders' equity                                         86,269,075       84,887,035
                                                                        -------------    -------------

Total liabilities and stockholders' equity                              $ 104,679,593    $  99,199,017
                                                                        =============    =============

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------
                                                  Three Months                    Twelve Months
                                                Ended December 31,              Ended December 31,
                                           ---------------------------    ----------------------------
                                               2005           2004            2005            2004
                                           (unaudited)     (unaudited)
------------------------------------------------------------------------------------------------------
Net Sales
     Product                               $ 18,926,700    $ 15,985,376   $ 66,178,670    $ 56,832,959
     Services                                 4,588,361       3,460,124     16,665,634      13,495,546
                                           ------------    ------------   ------------    ------------
                                             23,515,061      19,445,500     82,844,304      70,328,505
                                           ------------    ------------   ------------    ------------
Cost of sales
     Product                                  8,874,761       6,630,355     30,125,996      24,110,537
     Services                                 1,511,075       1,115,283      5,193,253       3,888,239
                                           ------------    ------------   ------------    ------------
                                             10,385,836       7,745,638     35,319,249      27,998,776
                                           ------------    ------------   ------------    ------------

Gross profit                                 13,129,225      11,699,862     47,525,055      42,329,729
                                           ------------    ------------   ------------    ------------
Costs and expenses
     Research and development                 1,763,896       1,650,814      6,353,877       5,640,216
     Selling, general and administrative      7,222,634       6,949,616     27,013,718      23,692,008
                                           ------------    ------------   ------------    ------------
                                              8,986,530       8,600,430     33,367,595      29,332,224
                                           ------------    ------------   ------------    ------------

Operating income                              4,142,695       3,099,432     14,157,460      12,997,505
                                           ------------    ------------   ------------    ------------
Other income (expense)
     Interest income                            384,930         273,028      1,616,851         726,558
     Foreign currency translation               (81,712)        185,351       (484,352)        (26,102)
     Other                                       (4,531)         16,615         (7,062)        149,034
                                           ------------    ------------   ------------    ------------
                                                298,687         474,994      1,125,437         849,490
                                           ------------    ------------   ------------    ------------

 Income before income taxes                   4,441,382       3,574,426     15,282,897      13,846,995

 Income taxes                                 1,291,781       1,276,538      4,680,000       4,717,849
                                           ------------    ------------   ------------    ------------

 Net income                                $  3,149,601    $  2,297,888   $ 10,602,897    $  9,129,146
                                           ============    ============   ============    ============

 Earnings per common share
        Basic                              $       0.31    $       0.22   $       1.01    $       0.88
                                           ============    ============   ============    ============
        Diluted                            $       0.30    $       0.21   $       0.99    $       0.85
                                           ============    ============   ============    ============

Weighted average number of common
  shares outstanding
        Basic                                10,283,200      10,420,322     10,527,807      10,350,043
                                           ============    ============   ============    ============
        Diluted                              10,475,919      10,823,822     10,744,583      10,725,901
                                           ============    ============   ============    ============